Ex.-31)

                                  CERTIFICATION

I, Jeffrey Mayer, certify that:

l. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Structured Asset Mortgage Investments Inc., Mortgage Pass-Through Certificates, Series 2000-1.

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank Minnesota, N.A., as Collateral Administrator and Securities Administrator.

Bank of America, N.A., as Servicer
Cendant Mortgage Company, as Servicer
Chase Mortgage Company, as Servicer
CitiMortgage, Inc., as Servicer
Countrywide Mortgage Company, as Servicer
EMC Mortgage Corporation, as Servicer
EverHome Mortgage Corporation (f/k/a Alliance Mortgage Company), as Servicer GMAC Mortgage Company, as Servicer
SouthTrust Mortgage Company, as Servicer
Washington Mutual Bank, FA as Servicer
Wells Fargo Home Mortgage, Inc., as Servicer

Dated: March 26, 2004




                                 By: /s/ Jeffrey Mayer
                                    ---------------------------------
                                 Name:    Jeffrey Mayer
                                 Company: Structured Asset Mortgage
                                          Investments Inc.
                                 Title:   President

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